Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42549 and No. 333-98933 on Form S-8 of our report dated June 26, 2009, relating to the financial statement of Avis Budget Group, Inc. Employee Savings Plan as of December 31, 2008, appearing in this Annual Report on Form 11-K of Avis Budget Group, Inc. Employee Savings Plan for the year ended December 31, 2009.

/s/ Deloitte and Touche LLP

New York, New York

June 29, 2010

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